EXHIBIT 99.1

Global Power Equipment Group Inc.

Reports Fourth Quarter EPS of $0.27,

FY2002 EPS of $1.14

Strong Cash Flow Results in Net Debt to Capital Ratio of Below One Percent at Year End

TULSA, Oklahoma, February 24, 2003 – Global Power Equipment Group Inc. (NYSE: GEG), a leading design, engineering and fabrication firm providing a broad array of equipment and services to diversified global companies engaged in the power and process industries, today reported financial results for the fourth quarter ended December 28, 2002.

Global Power Equipment Group reported earnings of $12.1 million, or $0.27 per diluted share, on revenues of $107.7 million for the fourth quarter of fiscal 2002. This compares to net earnings of $17.9 million, or $0.39 per diluted share, on revenues of $215.1 million for the fourth quarter of fiscal 2001.

For the twelve months ended December 28, 2002, the Company reported net earnings of $51.9 million, or $1.14 per diluted share, on revenues of $586.8 million. This compares to pro forma net earnings for the same period last year of $49.3 million, or $1.05 per diluted share, on revenues of $723.5 million. Pro forma earnings for 2001 were adjusted downward from a reported $117.7 million to exclude certain one-time benefits and charges pertaining to the change in the company’s tax status, recapitalization of debt, one-time charges related to the Company’s May, 2001 initial public offering and other non-recurring items.

The Company’s gross profit for the fourth quarter totaled $30.4 million representing a 28.2 percent gross margin compared to the prior year gross margin of 19.8 percent. For the full fiscal year 2002, the Company’s gross margin was 22.4 percent compared to 18.2 percent for fiscal year 2001.

The Company generated EBITDA (earnings before interest, taxes, depreciation and amortization) of $21.5 million for the fourth quarter, down approximately 32 percent from the $31.8 million recorded during the same period in 2001. EBITDA for the twelve months of 2002 totaled $92.9 million compared to adjusted EBITDA of $94.4 million for the twelve months of 2001. Adjusted EBITDA in 2001 included an add-back of $18.1 million relating to a one-time charge for the pre-payment of debt.

The Company had cash and cash equivalents of $59.0 million on hand at the end of December 2002 compared to total indebtedness of $60.1 million. At these levels, the Company’s net debt to net capitalization ratio at the end of 2002 was less than one percent as compared to 57 percent at the end of 2001.

“We greatly exceeded our earnings expectations and posted very strong operating cash flows for the fourth quarter,” stated Larry Edwards, Global Power Equipment Group’s president and chief executive officer. “The financial results we posted for 2002 are a direct result of our business model and the hard work of our management team and employees. While our margins benefited from the year-end completion of jobs that were bid during more robust market conditions, our record gross

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Fourth Quarter 2002 Earnings — Page 2

margin for the fourth quarter is attributable to our ability to shift our manufacturing locations for many of those jobs to lower cost countries and capture the savings.”

Mr. Edwards further added, “Although at the present time market conditions inside the United States are extremely soft and reflect the adjustments of recently added capacity and financial constraints throughout the power generation industry, we continue to see some modest demand in other markets around the globe. However, international demand is not yet strong enough to offset the decline we have witnessed domestically. Nonetheless, our financial position is stronger than ever and we are confident in our ability to participate in the international power generation opportunities across a number of markets and improve our market share.”

At the end of the fourth quarter, the Company’s firm backlog totaled $275 million compared to $342 million at the end of September 2002 and $557 million at the end of 2001. Approximately 34 percent of the Company’s bookings during 2002 originated from projects outside the United States compared to approximately 12 percent during 2001.

Earnings Estimate

Based upon information management currently has evaluated, in conjunction with this release, management estimates 2003 earnings of between $0.30 to $0.40 per diluted share on sales of between $275 and $325 million, and establishes an estimate of first quarter 2003 earnings of approximately $0.07 per share on estimated revenues of $65 million.

About Global Power

Oklahoma based Global Power Equipment Group Inc. (NYSE: GEG) is a global designer, engineer and fabricator of equipment for gas turbine power plants. The company markets its products under the Deltak, Braden, and Consolidated Fabricators brands and also offers value-added services including engineering, retrofit and upgrade, and maintenance and repair. Global Power Equipment Group’s equipment is installed in power plants in more than 30 countries on six continents, giving it what it believes to be one of the largest installed bases of equipment for gas turbine power plants. Global Power Equipment Group maintains a web site at www.globalpower.com.

Statements contained in this release regarding the Company’s or management’s intentions, beliefs, expectations, or predictions for the future, including, but not limited to, those regarding anticipated operating results, are forward looking statements within the meaning of U.S. federal securities laws and are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those projected. Information concerning some of the factors that could cause actual results to differ materially from those in, or implied by, the forward looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the period ending December 29, 2001, and other reports on file with the U.S. Securities and Exchange Commission.

Company Contact:

Bob Zwerneman

Director of Investor Relations

(918) 274-2398

Global Power Equipment Group Inc., 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.

Phone: 1-918 488-0828 FAX: 1-918 488-8389

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Fourth Quarter 2002 Earnings — Page 3

GLOBAL POWER EQUIPMENT GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 28, 2002	December 29, 2001
ASSETS
Current assets:
Cash and cash equivalents	$59,042	$2,435
Accounts receivable, net of allowance of $1,775 and $2,385	82,844	123,182
Inventories	4,403	5,973
Costs and estimated earnings in excess of billings	62,289	131,355
Deferred tax assets	22,385	19,068
Other current assets	2,082	1,920

Total current assets	233,045	283,933
Property, plant and equipment, net	25,469	27,810
Deferred tax assets	64,803	71,454
Goodwill, net	45,000	45,000
Other assets	1,387	2,434

Total assets	$369,704	$430,631

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$5,423	$15,505
Accounts payable	29,773	56,005
Accrued compensation and employee benefits	9,301	11,838
Accrued warranty	19,460	16,489
Billings in excess of costs and estimated earnings	107,242	145,522
Other current liabilities	13,888	17,968

Total current liabilities	185,087	263,327
Long-term debt, net of current maturities	54,650	90,124
Commitments and contingencies
Stockholders’ equity
Common stock	440	440
Paid-in capital deficit	(28,321)	(28,329)
Accumulated comprehensive income (loss)	822	(80)
Retained earnings	157,026	105,149

Total stockholders’ equity	129,967	77,180

Total liabilities and equity	$369,704	$430,631

Global Power Equipment Group Inc., 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.

Phone: 1-918 488-0828 FAX: 1-918 488-8389

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Fourth Quarter 2002 Earnings — Page 4

GLOBAL POWER EQUIPMENT GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 28, 2002	December 29, 2001	December 28, 2002	December 29, 2001
Revenues	$107,689	$215,142	$586,805	$723,504
Cost of sales	77,339	172,544	455,339	591,958

Gross profit	30,350	42,598	131,466	131,546
Selling and administrative expenses	9,798	11,594	42,212	40,333
Amortization expense	—	434	—	1,716

Operating income	20,552	30,570	89,254	89,497
Interest expense, net	673	1,182	4,210	15,896

Income before income taxes and extraordinary loss	19,879	29,388	85,044	73,601
Income tax provision	7,753	11,461	33,167	22,905
Income tax benefit from tax status change	—	—	—	(88,000)

Income before extraordinary loss	12,126	17,927	51,877	138,696
Extraordinary loss on debt extinguishment, net of tax	—	—	—	18,060

Net income	12,126	17,927	51,877	120,636
Preferred dividend	—	—	—	(2,947)

Net income available to common stockholders	$12,126	$17,927	$51,877	$117,689

Basic income per common share
Weighted average shares outstanding	43,976	43,953	43,959	39,275
Income before extraordinary loss	$0.28	$0.41	$1.18	$3.46
Extraordinary loss	—	—	—	(0.46)

Net income available to common stockholders	$0.28	$0.41	$1.18	$3.00

Diluted income per common share
Diluted shares outstanding	45,576	45,670	45,636	41,011
Income before extraordinary loss	$0.27	$0.39	$1.14	$3.31
Extraordinary loss	—	—	—	(0.44)

Net income available to common stockholders	$0.27	$0.39	$1.14	$2.87

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Fourth Quarter 2002 Earnings — Page 5

GLOBAL POWER EQUIPMENT GROUP INC.

EARNINGS AND EBITDA INFORMATION

2002 ACTUAL AND 2001 PRO FORMA

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 28, 2002	December 29, 2001	December 28, 2002	December 29, 2001
Net income available to common stockholders	$12,126	$17,927	$51,877	$117,689
Add (Less):
Preferred dividend	—	—	—	2,947
Extraordinary loss on debt extinguishment, net of tax	—	—	—	18,060
Income tax benefit from tax status change	—	—	—	(88,000)
Reduced tax provision due to non-taxable status prior to IPO	—	—	—	(8,607)
Pro forma effect of debt restructuring	—	—	—	6,394
IPO related compensation charge and other	—	—	—	804

Pro forma net income available to common stockholders	$12,126	$17,927	$51,877	$49,287

Pro forma basic income per common share
Weighted average shares outstanding	43,976	43,953	43,959	39,275
Net income available to common stockholders	$0.28	$0.41	$1.18	$1.25

Pro forma diluted income per common share
Diluted shares outstanding	45,576	45,670	45,636	46,874
Net income available to common stockholders	$0.27	$0.39	$1.14	$1.05

EBITDA	$21,500	$31,828	$92,936	$76,301
Add:
Extraordinary loss on debt extinguishment, net of tax	—	—	—	18,060

Adjusted EBITDA	$21,500	$31,828	$92,936	$94,361